POWER OF ATTORNEY
Effective July 1, 2003, I, Michael J. Cuzzolina,
hereby authorize and designate each of Brendan P. Bovaird
(Vice President and General Counsel of UGI Corporation),
Margaret M. Calabrese (Assistant Secretary and
Managing Counsel for UGI Corporation) and
Linda G. Brennan (Senior Paralegal and
Assistant to the Corporate Secretary for UGI Corporation),
all of whom may act individually, to execute,
acknowledge and file in my name and as my
attorney-in-fact, Forms 4 - Statements of Changes in Beneficial Ownership
and Forms 5 - Annual Statements of Changes in Beneficial Ownership,
or any successor reporting forms, with the United
States Securities and Exchange Commission (the "SEC")
for the purpose of complying with Section 16(a)
of the Securities Exchange Act of 1934 and the rules,
regulations and SEC interpretations thereunder
("Section 16") with respect to my position with UGI
Corporation and its affiliates. The duration of this
authorization shall be coextensive with my reporting
obligations as a present or former officer of UGI
Corporation and its affiliates under Section 16.
Michael J. Cuzzolina
Dated: July 1, 2003